UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: September 24, 2009
(Date of earliest event reported)
TOLL BROTHERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09186 (Commission File Number)	23-2416878 (I.R.S. Employer Identification No.)
250 Gibraltar Road
Horsham, PA 19044
(Address of principal executive offices and zip code)
(215) 938-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2009, the Board of Directors of Toll Brothers, Inc. (the “Company”) increased the size of the Board from eleven to twelve members and, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, elected Christine N. Garvey to fill the resulting vacancy. Ms. Garvey was also appointed to the Board’s Audit Committee.
There is no arrangement or understanding between Ms. Garvey and any other person pursuant to which Ms. Garvey was elected as a director of the Company. The Company is not aware of any transactions involving Ms. Garvey that are reportable under Item 404(a) of Regulation S-K.
Ms. Garvey will receive the same compensation as other non-employee directors of the Company. Upon her election to the Board of Directors, Ms. Garvey was granted a stock option to acquire 10,000 shares of Company common stock, with an exercise price per share equal to the closing price of the Company’s common stock on the New York Stock Exchange on September 24, 2009, the date of the grant. The stock option vests in two equal annual installments, commencing on the first anniversary date of the grant. The other compensation that Ms. Garvey will receive pursuant to the Company’s director compensation program is described under “Director Compensation” on pages 6 through 9 of the Company’s Proxy Statement for its Annual Meeting held on March 11, 2009, filed with the Securities and Exchange Commission on February 6, 2009.
The Company will also enter into an Indemnification Agreement with Ms. Garvey in the same form that the Company has entered into with its other directors and certain of its officers. The Indemnification Agreement supplements and clarifies existing indemnification provisions of the Company’s Certificate of Incorporation and By-laws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the Indemnification Agreement.
The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference herein as Exhibit 10.1.
Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year
On September 24, 2009, the Board of Directors of the Company amended Article II, Sections 2-8(b) and 2-9(b) of the Company’s By-laws to: (a) require any stockholder seeking to propose business or nominate persons for election to the Board at the Company’s annual meeting of stockholders to include in the advance notice required to be delivered to the Company pursuant to the By-laws certain information regarding derivative positions in the Company’s stock held by such stockholder, and (b) require that any nomination of persons for election to the Board pursuant to proxy access rules adopted by the Securities and Exchange Commission must be submitted no later than 120 calendar days before the Anniversary (as defined in the By-laws) or such other date as may be set forth in the final proxy access rules for companies without advance notice bylaws. This summary of the amendments to the Company’s By-laws is qualified in its entirety by reference to the full text of the amendment to the By-laws, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01 Other Matters
On September 24, 2009, the Company issued a press release announcing the election of Ms. Garvey to the Board of Directors, as described under Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

3.1	Amendment to the By-laws of Toll Brothers, Inc., dated September 24, 2009

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 17, 2009)

99.1	Press release of Toll Brothers, Inc., dated September 24, 2009

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC. (Registrant)
By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President, Chief Accounting Officer
Date: September 24, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to By-laws of Toll Brothers, Inc., dated September 24, 2009

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 17, 2009)

99.1	Press release of Toll Brothers, Inc., dated September 24, 2009